EXHIBIT 10.2

                  THIS STANDSTILL AGREEMENT (this "Agreement") is made and entered into as of March 20, 1997 by and among PAN AM CORPORATION, a Florida corporation ("Pan Am") MICKY ARISON ("Arison") and JDM DELAWARE, INC., as trustee for the Micky Arison 1995 Air Holding Trust (the "Trust") (Arison and the Trust are sometimes referred to herein collectively as the "Shareholders"). Capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Acquisition Agreement (the "Acquisition Agreement"), dated as of the date hereof, among Pan Am, CAL Acquisition Corporation, a Florida corporation ("Acquisition"), Airline Holding Company, Inc., a Florida corporation ("AHC") and Carnival Air Lines, Inc., a Florida corporation ("Carnival").

                              W I T N E S S E T H:

                  WHEREAS, Pan Am, Acquisition, AHC and Carnival have entered into the Acquisition Agreement which contemplates the merger of Acquisition with and into Carnival; and

                  WHEREAS, the Trust owns all of the issued and outstanding shares of AHC Common Stock (the "AHC Shares") and, immediately prior to the Effective Time, will own over 90% of the issued and outstanding shares of the Carnival Common Stock (the "Carnival Shares" and, together with the AHC Shares, the "Shares");

                  WHEREAS, upon the consummation of the transactions contemplated by the Acquisition Agreement, each of the Carnival Shares will be converted into approximately 1.8796991 shares of Common Stock (the "Exchange Shares"); and

                  WHEREAS, as a condition to the willingness of each of Pan Am and Acquisition to enter into the Acquisition Agreement, Pan Am and Acquisition have each requested that the Shareholders agree, and, in order to induce Pan Am and Acquisition to enter into the Acquisition Agreement, the Shareholders have agreed to certain limitations on their ownership of the Voting Securities (as herein defined) of Pan Am and to certain other undertakings;

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Pan Am and the Shareholder, intending to be legally bound, hereby agree as follows:

                  1. LIMITATION ON OWNERSHIP OF VOTING SECURITIES; CERTAIN UNDERTAKINGS. The Shareholders covenant and agree that, from and after the Effective Date, they will not, and will cause each of their respective Affiliates not to, singly or as part of a "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, through one or more intermediaries or otherwise:

                           a.       without the consent of the Board of
Directors of Pan Am, voluntarily acquire or offer, seek, propose or agree to acquire, beneficial ownership (as such term is defined in regulations promulgated under the Exchange Act) of the Voting Power (as hereinafter defined) an aggregate of more than 45% of all Outstanding Voting Securities (as hereinafter defined);

                           b.       (i) solicit proxies within the meaning of
Regulation 14A promulgated under the Exchange Act with respect to the Common Stock or any other securities of Pan Am,

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(ii) become a participant in a solicitation of proxies with respect to the
Common Stock or other securities of Pan Am, (iii) form, join or in any way participate in a Group (as such term is used within the meaning of Section 13(d)(3) of the Exchange Act, which meaning shall apply for all purposes of this Agreement) which is soliciting or intends to solicit proxies with respect to the Common Stock or other securities of Pan Am, or (iv) seek to advise, encourage or influence any person or entity with respect to the voting of any Outstanding Voting Securities;

                           c.       form, join or in any way participate in a
Group which has acquired or plans to acquire shares of Common Stock or other securities of Pan Am, other than as a Group composed of the Shareholders and their respective Affiliates;

                           d.       deposit any Common Stock or other
Outstanding Voting Securities in any voting trust or subject any Common Stock or other Outstanding Voting Securities to a voting agreement or other arrangement with similar effect that could reasonably be expected to result in any of the foregoing;

                           e.       otherwise act, alone or in concert with
others (including by providing financing for another party), to seek or offer to control, in any manner, the management, Board of Directors or policies of Pan Am other than through the director positions contemplated by the Acquisition Agreement;

                           f.       unless and until the Shareholders have
received the prior written invitation or approval of a majority of the disinterested Board of Directors of Pan Am, the Shareholders will not, and will cause each of their respective Affiliates not to, directly or indirectly, solicit, seek or offer to effect, negotiate with or provide any information to any party, or make any statement or proposal to any person with a view to forming a Group or make any public announcement or proposal or offer whatsoever, with respect to (i) any form of business combination or similar transaction involving Pan Am or any Subsidiary thereof, including, without limitation, a merger, tender or exchange offer or liquidation of assets or (ii) any form of restructuring, recapitalization or similar transaction with respect to Pan Am or any Subsidiary thereof; or

                           g.        instigate, encourage or assist any third
party to do any of the foregoing, provided, however that, subject to the restrictions contained in Section 4 hereof, nothing in this Agreement shall prohibit the Shareholders from selling or otherwise disposing of all or a portion of the Exchange Shares to unaffiliated person(s) or entity(ies) on the market or in negotiated transactions.

                           As used in this Agreement, (i) the term "Voting
Securities" shall mean the Common Stock and all other securities of Pan Am of any kind or class having power to vote for the election of directors, (ii) the term "Outstanding Voting Securities" shall at any time mean the then issued and outstanding Voting Securities, other securities of Pan Am convertible or exchangeable into Voting Securities (which shall be counted at the highest conversion or exchange rate at which they can be converted or exchanged), and options or rights (whether or not presently exercisable) to purchase Voting Securities or securities convertible or exchangeable, and (iii) the term "Voting Power" shall mean, with respect to Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter assuming, for purposes of this computation, the conversion or exchange into Voting Securities of securities convertible into or exchangeable

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therefore, and the exercise of options and rights (whether or not presently exercisable) to purchase Voting Securities.

                  2. REPRESENTATIONS AND WARRANTIES OF PAN AM. Pan Am hereby represents and warrants to the Shareholders as follows:

                           a.       Each of Pan Am and its Subsidiaries is a
corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation. Each of Pan Am and its Subsidiaries is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of Pan Am and its Subsidiaries on a consolidated basis. Each of Pan Am and its Subsidiaries has the corporate authority to (i) own or lease and operate its properties and
(ii) conduct its business as presently conducted.

                           b.       Pan Am has the corporate authority to
execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Pan Am and the consummation by Pan Am of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Pan Am. This Agreement has been duly executed and delivered by Pan Am and constitutes the legal, valid and binding obligation of Pan Am, enforceable against it in accordance with its terms, except to the extent that such enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

                           c.       The execution, delivery and performance by
Pan Am of this Agreement and the consummation by Pan Am of the transactions contemplated hereby; (i) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority specifically naming Pan Am, or any provision of Pan Am's Articles of Incorporation or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Pan Am pursuant to, any material instrument or agreement to which Pan Am is a party or by which Pan Am may be bound or affected.

                  3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders each hereby represent and warrant to Pan Am as follows:

                           a.       Each Shareholder is authorized to execute
and deliver this Agreement. This Agreement has been duly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligation of each Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that such enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

                           b.       The execution, delivery and performance by
the Shareholders, of this Agreement, and the consummation by Shareholders of the transactions contemplated hereby and thereby: (i) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority specifically

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naming any Shareholder; and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any Shareholder or of AHC or Carnival pursuant to, any material instrument or agreement to which any Shareholder or AHC or Carnival is a party or by which the Shareholder or AHC or Carnival or any of their respective properties may be bound or affected.

                           c.       The Shareholders are acquiring the Exchange
Shares for investment and not with a view to the sale or distribution thereof, are acquiring the Exchange Shares for their own account and not on behalf of others and have not granted any other person any right or option or any participation or beneficial interest in any of the Exchange Shares. Each Shareholder acknowledges his respective understanding that none of the Exchange Shares may be sold except (i) pursuant to paragraph (d) of Rule 145 under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act or (iii) in a transaction exempt from registration under the Act, and acknowledges that he understands the meaning and effect of such restrictions.

                           d.       The AHC Shares are, and the Carnival Shares
will be, owned by the Shareholders, free and clear of any liens, encumbrances, security interests, options or claims whatsoever, including, without limitation, claims or rights under "buy-sell" or other shareholder or voting agreements.

                  4. TRANSFER OF STOCK. No Shareholder may transfer, assign, sell or otherwise dispose of (a "Transfer") any Common Stock owned by it to any Person which is an Affiliate of the Shareholder. If any Shareholder shall propose to Transfer, in any transaction or series of related transactions (which shall include a series of transactions to the same Person or its Affiliates), any Common Stock that represents greater than 15% of the Outstanding Voting Securities, then the Shareholder shall provide Pan Am with prior written notice of the proposed transfer (the "Transfer Notice"). The Transfer Notice shall set forth all of the material terms of the proposed Transfer. Pan Am shall have the right, exercisable by written notice within 30 days of its receipt of the Transfer Notice (the "Exercise Notice"), to purchase all of the Common Stock which is the subject of the proposed Transfer upon the terms set forth in the Transfer Notice (it being agreed that Pan Am may, at its option, substitute cash in an amount equal to the fair market value of any non-cash assets reflected in the Transfer Notice). Upon delivery of the Exercise Notice, Pan Am shall be obligated to consummate the purchase contemplated thereby, which purchase shall be consummated not less than 10 business days following the Shareholders receipt of the Exercise Notice. If Pan Am defaults in its obligation to purchase all of the Common Stock it is obligated to purchase pursuant to an Exercise Notice, then this Agreement shall automatically terminate and shall cease to have any force or effect. If Pan Am shall not timely deliver an Exercise Notice, then the Shareholder may thereafter Transfer the Common Stock owned by it upon terms no less favorable than those set forth in the Transfer Notice; PROVIDED, HOWEVER, that if the Transfer shall not be consummated within 45 business days following Pan Am's failure timely to deliver the Exercise Notice, then Pan Am shall have the right of first offer set forth above with respect to any subsequent Transfer by the Shareholder of any Common Stock that represents greater than 15% of the Outstanding Voting Securities.

                  5. TERMINATION. This Agreement shall, unless otherwise agreed to by the Shareholder and Pan Am, terminate on the earliest of the following dates or events, whereupon the foregoing provisions of this Agreement shall cease to have any force or effect:

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                           a.       June 30, 1997, if the Closing shall not
have occurred by such date, PROVIDED, HOWEVER, that if the basis for any such termination is the failure of the Merger to be consummated by June 30, 1997 (the "Termination Date"), and the parties to the Acquisition Agreement agree to extend the Termination Date to any subsequent date on one or more occasions, then no party shall be permitted to terminate this Agreement until such subsequent date;

                           b.       The Closing Date, if the acquisition of
Carnival by Pan Am shall qualify for treatment as a "pooling of interests" for accounting purposes; or

                           c.       The date which is three years from the
Closing Date.

                  6. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, by prepaid overnight courier or by telecopier, facsimile or other electronic means (with a confirming copy by registered or certified mail, postage prepaid) to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery or (ii) in the case of registered U.S. mail, five days after deposit in the U.S. mail. A copy of any notices delivered to the Shareholder shall also be sent to Arnaldo Perez, Esq., 3655 N.W. 36th Street, Miami, Florida 33178 and to Bruce Macdonough, Esq., Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Suite 2100, Miami, Florida 33131. A copy of any notices delivered to Pan Am shall also be sent to John J. Ogilby, Jr., Esq., 9300 N.W. 36th Street, Miami, Florida, 33178 and to Teddy D. Klinghoffer, Esq., Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Suite 2200, 150 West Flagler Street, Miami, Florida, 33130.

                  7. MISCELLANEOUS.

                           a.       ENTIRE AGREEMENT. This Agreement contains
every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

                           b.       ASSIGNMENT.  This Agreement may not be
assigned by any party without the written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

                           c.       WAIVER AND AMENDMENT.  Any representation,
warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party and, in the case of Pan Am, by a person who has been authorized by Pan Am's Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time

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or a waiver of such party's rights under any other provision of this Agreement.
No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                           d.       NO THIRD PARTY BENEFICIARY. Nothing
expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                           e.       SEVERABILITY.  In the event that any one or
more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

                           f.       HEADINGS.  The section and other headings
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

                           g.       COUNTERPARTS.    This Agreement may be
executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied version of any manually executed signature page shall be deemed a manually executed original.

                           h.       LITIGATION; PREVAILING PARTY.  In the event
of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

                           i.       INJUNCTIVE RELIEF.  It is possible that
remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

                           j.       REMEDIES CUMULATIVE.  No remedy made
available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                           k.       PARTICIPATION OF PARTIES; CONSTRUCTION.
The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

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                           l.       GOVERNING LAW.  This Agreement has been
entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

                           m.       JURISDICTION AND VENUE.  This Agreement
shall be subject to the exclusive jurisdiction of the courts of Dade County, Florida, which shall be the exclusive jurisdiction and venue for disputes, actions or lawsuits arising out of or relating to this Agreement or the transactions contemplated hereby. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum.

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         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                        PAN AM CORPORATION

                                        By:________________________________

                                        SHAREHOLDERS:

                                        ___________________________________
                                        MICKY ARISON

                                        THE MICKY ARISON 1995
                                        AIR HOLDING TRUST

                                        By: JMD Delaware, Inc., as trustee

                                        By:________________________________

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